                                                 Registration No. 333-
    As filed with the Securities and Exchange Commission on March 23, 1999

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                                   UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                             ____________________________

                                       FORM S-8
                REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933
                             ____________________________

                          COMMUNITY FIRST BANKSHARES, INC.
                (Exact name of registrant as specified in its charter)

               DELAWARE                                 46-0391436
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                                   520 MAIN AVENUE
                            FARGO, NORTH DAKOTA 58124-0001
                (Address of Principal Executive Offices and Zip Code)
                             ____________________________

                           COMMUNITY FIRST BANKSHARES, INC.
          DEFERRED COMPENSATION PLAN FOR MEMBERS OF THE BOARD OF DIRECTORS
                           COMMUNITY FIRST BANKSHARES, INC.
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              (Full title of the Plans)
                             ____________________________
                                 DONALD R. MENGEDOTH
                                      PRESIDENT
                           COMMUNITY FIRST BANKSHARES, INC.
                                   520 MAIN AVENUE
                              FARGO, NORTH DAKOTA 58124
                                    (701) 298-5600
 (Name, address and telephone number, including area code, of agent for service)

                                       COPY TO:
                                   Patrick Delaney
                             Lindquist & Vennum P.L.L.P.
                                   4200 IDS Center
                                Minneapolis, MN  55402
                                    (612) 371-3211
                                    ______________

                           CALCULATION OF REGISTRATION FEE


                                        Proposed            Proposed
Title of                                Maximum              Maximum
Securities           Amount             Offering             Aggregate          Amount of
to be                 to be               Price              Offering          Registration
Registered         Registered          Per Share (1)         Price (1)              Fee
--------------------------------------------------------------------------------------------
Common Stock    150,000 shares(2)      $18.844              $2,826,600         $786
$.01 Par Value
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Common Stock of Community First Bankshares, Inc. (the "Company") on the Nasdaq National Market on March 17, 1999.

(2) Includes 50,000 shares offered pursuant to the Deferred Compensation Plan for Members of the Board of Directors and 100,000 shares offered pursuant to the Supplemental Executive Retirement Plan.


                                        PART I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 23, 1999;

     (b) The Definitive Proxy Statement dated March 23, 1999 for the Annual Meeting of Shareholders to be held on April 27, 1999;

     (c) The description of the Company's Common Stock and undesignated Preferred Stock, as set forth on its Form 8-A Registration Statement filed with the Commission on April 7, 1994, as amended on September 19, 1994;

     (d) The description of the Company's Preferred Stock Purchase Rights, as set forth in the Company's Form 8-A Registration Statement filed with the Commission on January 9, 1995; and

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of the shares being registered hereby. Patrick Delaney, a partner of Lindquist & Vennum P.L.L.P., is a director and holder of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the full extent permitted by law, any person against liabilities arising from their service as directors, officers, employees or agents of the Company. Section 145 of Delaware Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that the indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Certificate and the Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision related to director's liability shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification. Further, if Delaware Law shall be repealed or modified, the elimination of liability of a director provided in the Certificate and the Bylaws shall be to the fullest extent permitted by Delaware Law, as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


Exhibit
-------

     4.1       Community First Bankshares, Inc. Deferred Compensation Plan for
               Members of the Board of Directors, effective as of August 1, 1993, as amended by First Amendment effective as of February 1, 1999 (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 1998, as filed with the Commission on March 23,
               1999).

     4.2       Community First Bankshares, Inc. Supplemental Executive
               Retirement Plan (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended
               December 31, 1997, as amended on Form 10-K/A filed with the Securities and Exchange Commission on March 27, 1998.)

     5.1 Opinion and Consent of Lindquist & Vennum P.L.L.P. as to the legality of the securities being registered.

     23.1      Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
               5(a)).

     23.2      Consent of Ernst & Young LLP.

     23.3      Consent of Baird, Kurtz & Dobson.

     23.4      Consent of Starr Colton Pena Vogel & Co.

     23.5      Consent of Simpson & Company.

     24        Power of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

THE REGISTRANT.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 23rd day of March, 1999.


                                  COMMUNITY FIRST BANKSHARES, INC.

                                  By /s/ Donald R. Mengedoth
                                     -----------------------
                                     Donald R. Mengedoth, President, Chief
                                     Executive Officer and Chairman of the Board


                               POWER OF ATTORNEY

     The undersigned officers and directors of Community First Bankshares, Inc. hereby constitute and appoint Donald R. Mengedoth and Mark A. Anderson with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the date and in the capacities indicated.


Signature
---------
/s/ Donald R. Mengedoth                           Dated:    March 23, 1999
-----------------------
Donald R. Mengedoth, President, Chief
Executive Officer, Chairman of the Board
of Directors and Director
(Principal Executive Officer)


/s/ Mark A. Anderson                              Dated:    March 23, 1999
--------------------
Mark A. Anderson, Vice Chairman,
Chief Financial Officer, Chief Information
Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)


                                       II-5



/s/Patricia A. Adam                               Dated:    March 23, 1999
-----------------------------
Patricia A. Adam, Director


/s/James T. Anderson                              Dated:    March 23, 1999
-----------------------------
James T. Anderson, Director


/s/Patrick E. Benedict                            Dated:    March 23, 1999
-----------------------------
Patrick E. Benedict, Director


/s/Patrick Delaney                                Dated:    March 23, 1999
-----------------------------
Patrick Delaney, Director


/s/John H. Flittie                                Dated:    March 23, 1999
-----------------------------
John H. Flittie, Director


/s/Darrell G. Knudson                             Dated:    March 23, 1999
-----------------------------
Darrell G. Knudson, Director


/s/Dennis M. Mathisen                             Dated:    March 23, 1999
-----------------------------
Dennis M. Mathisen, Director


/s/Marilyn R. Seymann                             Dated:    March 23, 1999
-----------------------------
Marilyn R. Seymann, Director


/s/Thomas C. Wold                                 Dated:    March 23, 1999
-----------------------------
Thomas C. Wold, Director


/s/Harvey L. Wollman                              Dated:    March 23, 1999
-----------------------------
Harvey L. Wollman, Director

THE PLAN.

     Pursuant to the Securities Act of 1933, trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 23, 1999.

                                   THE COMMUNITY FIRST BANKSHARES, INC.
                                   DEFERRED COMPENSATION PLAN FOR
                                   MEMBERS OF THE BOARD OF DIRECTORS

                                   By: Community First Bankshares, Inc.,
                                          Plan Administrator

                                   By:   /s/Mark A. Anderson
                                         -------------------
                                         Mark A. Anderson
                                   Its:  Vice Chairman


THE SUPPLEMENTAL PLAN.

     Pursuant to the Securities Act of 1933, trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on March 23, 1999.

                                   THE COMMUNITY FIRST BANKSHARES, INC.
                                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   By: Community First Bankshares, Inc. Board of
                                       Directors, Plan Administrator

                                   By:   /s/Mark A. Anderson
                                         -------------------
                                         Mark A. Anderson
                                   Its:  Vice Chairman

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         EXHIBIT TITLE
--------       -------------
   5.1         Opinion of Lindquist & Vennum P.L.L.P. as to the legality of the securities being registered
  23.2         Consent of Ernst & Young LLP
  23.3         Consent of Baird, Kurtz & Dobson.
  23.4         Consent of Starr Colton Pena Vogel & Co.
  23.5         Consent of Simpson & Company